UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2009

AMERICAN SIERRA GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52927 (Commission File Number)	98-0528416 (IRS Employer Identification Number)

200 S. Virginia, 8th Floor

Reno, NV 89501

(Address of principal executive offices)

(775) 398-3044

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

          On October 19, 2009, American Sierra Gold Corp., a Nevada corporation (the “Company”), entered into a Joint Venture Agreement (the “Agreement”) with Trinity Alps Resources, Inc. (“Trinity Alps”), whereby the Company has the ability to contribute up to a total of two million dollars ($2,000,000) over a period of two years in order to obtain a 75% ownership interest in the entities owning and operating the mining claims and property known as the Discovery Day Gold Project (the “Claims”), which covers over 950 acres and controls the entire Knownothing Mining District in Northern California (the “Transaction”). The Agreement contemplates a closing to occur no later than October 23, 2009, unless extended by the mutual consent of both parties (the “Closing”).

          The Company has currently paid Trinity Alps the aggregate sum of one hundred twenty-five thousand dollars ($125,000) in part as a signing fee and in part for the exclusivity period to negotiate a definitive agreement pursuant to the parties’ non-binding letter of intent, which funds will go toward the ultimate $2,000,000 to be contributed by the Company to obtain its 75% interest. Under the terms of the Agreement, the Company shall contribute an additional one hundred fifty thousand dollars ($150,000) at Closing and one hundred fifty thousand dollars ($150,000) within three months of Closing (collectively, the “First Semester Payment”) as well as three hundred thousand dollars ($300,000) within six months of Closing (the “Second Semester Payment”). Both the First Semester Payment and Second Semester Payment shall be included in the aggregate sum of $2,000,000 to be contributed by the Company no later than two years from Closing, to obtain its 75% interest.

          In furtherance of the Transaction, the parties intend to form two entities to hold and operate the Claims, respectively. The Company shall receive an immediate 7% ownership stake in each of such entities in exchange for its initial contributions, and thereafter shall incrementally increase its ownership interest by 1% for each additional forty thousand dollars ($40,000) contributed. Once such increases reach 40%, the Company shall be capped at a 40% ownership interest level in each entity until the full $2,000,000 is contributed and earmarked for expenditure with respect to the properties, at which point the Company’s ownership interest shall automatically increase to 75% in each entity. During the period that the Company is contributing funds and earning in to its ultimate ownership interest, the Company shall, pursuant to the terms of a voting agreement between the parties, enjoy the exclusive and unfettered right to vote all of Trinity Alps’ ownership interests in the operating and holding entities, such that the Company shall have full management control of the entities.

          Further, and as an additional inducement for Trinity Alps to enter into the Transaction, the Company shall, at Closing, issue to Trinity Alps two million (2,000,000) shares of the Company’s common stock (the “Shares”) and warrants to purchase an additional two million (2,000,000) shares of common stock (the “Warrants”), such Shares and Warrants to be held in trust and issued in increments of 500,000 Shares and Warrants, respectively, at certain intervals following the Closing. Further detail regarding the issuance of the Shares and Warrants is provided under Item 3.02 below, and is incorporated by reference in its entirety to this Item 1.01.

          Additionally, in accordance with the terms of the Agreement, the Company shall grant Trinity Alps the right to designate such number of individuals to the Company’s board of directors (“Board”) as constitute one third (1/3) of the full membership of the Board (“Board Representation Right”). However, following the Agreement’s stated term of three years, such Board Representation Right shall be reduced such that Trinity Alps shall have the right to designate individuals comprising one fifth (1/5) of the Board,

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and in the event of the termination of the Agreement by either party, such Board Representation Right shall terminate. The Company has also granted Trinity Alps the right to participate in its future offerings of equity securities and will issue Trinity Alps an additional 500,000 shares of its common stock and warrants to purchase an additional 500,000 shares of its common stock in the event Trinity Alps’ equity stake in the Company is diluted by 20% or more based on future issuances of stock. Further, the Agreement contains customary representations and warranties for transactions of this nature.

Section 3 — Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities.

          As disclosed above under Item 1.01, on October 19, 2009, the Company entered into a Joint Venture Agreement (the “Agreement”) with Trinity Alps Resources, Inc. (“Trinity Alps”). Pursuant to the terms of the Agreement, the Company is obligated, upon Closing, to issue to Trinity Alps two million (2,000,000) shares of the Company’s common stock (the “Shares”) and warrants to purchase two million (2,000,000) shares of common stock (the “Warrants”), such Shares and Warrants to be held in trust and issued in increments of 500,000 Shares and Warrants, respectively, at the following intervals: (i) 500,000 Shares and 500,000 Warrants on January 15, 2010; (ii) 500,000 Shares and 500,000 Warrants on the 6 month anniversary of Closing; (iii) 500,000 Shares and 500,000 Warrants on the 9 month anniversary of Closing; and (iv) 500,000 Shares and 500,000 Warrants on the 12 month anniversary of Closing. The Warrants shall be exercisable for a period of 5 years from the Closing, with an exercise price of $1.25 per share.

          The issuance of the Shares and Warrants is being conducted in reliance upon certain exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Act”), afforded by Section 4(2) of the Act and various similar state exemptions.

The disclosure under Item 1.01 is incorporated by reference in its entirety into this Item 3.02.

Section 7 — Regulation FD

Item 7.01	Regulation FD Disclosure.

          On October 20, 2009, the Company issued a press release announcing the Company’s signing of the Joint Venture Agreement with Trinity Alps Resources, Inc., which transaction is discussed in greater detail above under Item 1.01.

A copy of the press release is attached hereto as Exhibit 99.1.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release, dated October 20, 2009, entitled, “American Sierra Gold Corp. Signs Final Agreement to Acquire High-Grade Discovery Day Gold Project”

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The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

Portions of this report may constitute “forward-looking statements” defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

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SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SIERRA GOLD CORP.

Dated: October 23, 2009	By:	/s/ Johannes Petersen
Johannes Petersen Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release, dated October 20, 2009, entitled, “American Sierra Gold Corp. Signs Final Agreement to Acquire High-Grade Discovery Day Gold Project”

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